Exhibit 10.30

STOCKHOLDERS AGREEMENT

by and among

LINEAGE, INC.

and

the other parties hereto

Dated as of [____], 2024

CONTENTS
ARTICLE I. INTRODUCTORY MATTERS		1

1.1	Defined Terms	1
1.2	Construction	7

ARTICLE II. CORPORATE GOVERNANCE MATTERS		8

2.1	Election of Directors	8
2.2	Compensation	11
2.3	Other Rights of Investor Designees	11
2.4	Restrictions on BGLH	11
2.5	Restrictions on BentallGreenOak Designee	12

ARTICLE III. INFORMATION; CONFIDENTIALITY		12

3.1	Books and Records; Access	12
3.2	Certain Reports	12
3.3	Confidentiality	12
3.4	Information Sharing	13

ARTICLE IV. CERTAIN TAX PROTECTIONS		13

4.1	Tax Protection.	13

ARTICLE V. CONSENT RIGHT		15

5.1	Domestically Controlled Status	15

ARTICLE VI. GENERAL PROVISIONS		16

6.1	Termination	16
6.2	Notices	16
6.3	Amendment; Waiver	19
6.4	Further Assurances	19
6.5	Assignment	19
6.6	Third Parties	19
6.7	Governing Law	20
6.8	Disputes	20
6.9	Specific Performance	21
6.10	Entire Agreement	21
6.11	Severability	21
6.12	Table of Contents, Headings and Captions	21
6.13	Counterparts	22
6.14	Effectiveness	22
6.15	No Recourse	22
6.16	Tax Gross Up	22

i

STOCKHOLDERS AGREEMENT

This Stockholders Agreement is entered into as of [____], 2024 by and among Lineage, Inc., a Maryland corporation (the “Company”), and each of the other parties from time-to-time party hereto (each, an “Investor Party” and, collectively, the “Investor Parties”).

BACKGROUND:

WHEREAS, the Company is currently contemplating an underwritten initial public offering (“IPO”) of shares of its Common Stock (as defined below); and

WHEREAS, in connection with the IPO, the Company and the Investor Parties wish to set forth certain understandings between such parties, including with respect to certain governance matters.

NOW, THEREFORE, the parties agree as follows:

ARTICLE I.

INTRODUCTORY MATTERS

1.1 Defined Terms. In addition to the terms defined elsewhere herein, the following terms have the following meanings when used herein with initial capital letters:

“Affiliates” means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such specified Person.

“Agreement” means this Stockholders Agreement, as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms hereof.

“Arbitration Party” has the meaning set forth in Section 6.8(a).

“Beneficially Own” has the meaning set forth in Rule 13d-3 promulgated under the Exchange Act.

“BentallGreenOak” means BGO Cold Storage Holdings II, LP.

“BentallGreenOak Designee” has the meaning set forth in Section 2.1(f).

“BentallGreenOak Entities” means, collectively, (i) BentallGreenOak, (ii) BentallGreenOak’s Affiliates that hold BGLH equity or OP Units and (iii) the entities and accounts managed or advised by BentallGreenOak or its Affiliates that hold BGLH equity or OP Units.

“BGLH” means BG Lineage Holdings, LLC, a Delaware limited liability company.

“BGLH Designee” has the meaning set forth in Section 2.1(f).

“BGLH Entities” means the entities comprising BGLH and its Affiliates.

“Board” means the board of directors of the Company.

“Business Day” means a day other than a Saturday, Sunday, federal or California holiday or other day on which commercial banks in San Francisco are authorized or required by law to close.

“Claim” has the meaning set forth in Section 6.8(b).

“Closing Date” means the date of the initial closing of the IPO.

“Common Stock” means the shares of common stock, par value $0.01 per share, of the Company, and any securities issued in respect thereof, or in substitution therefor, in connection with any stock split, dividend or combination, or any reclassification, recapitalization, merger, consolidation or similar transaction.

“Company” has the meaning set forth in the Preamble.

“Company Group” means, individually and collectively, each of the Company, the OP, LLH or all or substantially all of their Subsidiaries.

“Confidential Information” means any information concerning the Company or its Subsidiaries that is furnished after the date of this Agreement by or on behalf of the Company or its designated representatives to an Investor Party or its designated representatives, together with any notes, analyses, reports, models, compilations, studies, documents, records or extracts thereof containing, based upon or derived from such information, in whole or in part; provided, however, that Confidential Information does not include information:

(i)	that is or has become publicly available other than as a result of a disclosure by an Investor Party or its designated representatives in violation of this Agreement;

(ii)

that was already known to an Investor Party or its designated representatives or was in the possession of an Investor Party or its designated representatives prior to its being furnished by or on behalf of the Company or its designated representatives;

(iii)

that is received by an Investor Party or its designated representatives from a source other than the Company or its designated representatives, provided that the source of such information was not actually known by such Investor Party or designated representative to be bound by a confidentiality agreement with, or other contractual obligation of confidentiality to, the Company;

(iv)	that was independently developed or acquired by an Investor Party or its designated representatives or on its or their behalf without the violation of the terms of this Agreement; or

(v)

that an Investor Party or its designated representatives is required, in the good faith determination of such Investor Party or designated representative, to disclose by applicable law, regulation or legal process, provided that such Investor Party or designated representative take reasonable steps to minimize the extent of any such required disclosure.

“Control” (including its correlative meanings, “Controlled by” and “under common Control with”) means possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise) of a Person.

“Controlled Affiliate” means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, is Controlled by such specified Person; provided, however, that, for the purposes of this definition, the Company and its Subsidiaries shall be deemed not Controlled by BGLH, the Forste Group or the Marchetti Group and BGLH shall be deemed not Controlled by the Forste Group or the Marchetti Group.

“Debt Maintenance Obligation” has the meaning set forth in Section 4.1(a).

“Director” means any director of the Company.

“Domestically Controlled Qualified Investment Entity” means a “domestically controlled qualified investment entity” within the meaning of Section 897(h)(4)(B) of the Internal Revenue Code of 1986, as amended.

“D1 Capital” means D1 Master Holdco II LLC or an Affiliate thereof that is designated in writing to the Company by D1 Capital Partners, L.P.

“D1 Entities” means, collectively, (i) D1 Capital, (ii) D1 Capital’s Affiliates that hold BGLH equity or OP Units and (iii) the entities and accounts managed or advised by D1 Capital Partners, L.P. or its Affiliates that hold BGLH equity or OP Units.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

“Exit Transaction” means any direct or indirect acquisition of all or substantially of the Company Group by means of merger, consolidation, exchange or contribution of equity, a sale, transfer or lease of all or substantially all of the Company Group’s assets, liquidation or dissolution of all or substantially of the Company Group or other form of entity reclassification, recapitalization or reorganization of the Company Group in one or a series of related transactions with or into another Person (in each case, excluding any entity that is a controlled Affiliate of the Company Group immediately prior to the entry into such merger, consolidation, exchange or contribution of equity, sale, transfer or lease, liquidation or dissolution or other form of entity reclassification, recapitalization or reorganization), in which outstanding equity interests of the Company Group are exchanged for cash, securities or other consideration, unless, immediately following such merger, consolidation, exchange or contribution of equity, or other form of entity reorganization in one or a series of related transactions, the equity holders prior to such merger, consolidation, exchange or contribution of equity, or other form of entity reorganization in one or a series of related transactions own directly or indirectly securities or other equity interests representing at least fifty percent (50%) of the voting power of the surviving Person or its direct or indirect parent holding entity.

“Forste Designator” means Adam Forste, or at any time during which Adam Forste is not living, is unable to make decisions due to a physical or mental incapacity, or is under conservatorship, such person as has been designated to act in his place in respect of his interests in the Company pursuant to his estate planning vehicles.

“Forste Designee” has the meaning set forth in Section 2.1(f).

“Forste Group” means the Forste Parties, Adam Forste, his estate planning vehicles, family members and heirs, and each of their respective Controlled Affiliates.

“Forste Parties” means Adam Forste and any other entities comprising the Forste Group that may from time to time become parties hereto.

“Forste Threshold” means a number of Outstanding Interests equal to 1.76% of the total Outstanding Interests outstanding on the Closing Date (as adjusted to reflect the effect of any subsequent securities issued in respect thereof, or in substitution therefor, in connection with any stock split, dividend or combination, or into which it may be converted or exchanged pursuant to any reclassification, recapitalization, merger, consolidation, sale of all or any part of its assets, corporate conversion or other extraordinary transaction of the Company or the OP).

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory, or administrative functions of or pertaining to government.

“Investor Designees” has the meaning set forth in Section 2.1(f).

“Investor Parties” has the meaning set forth in the Preamble.

“IPO” has the meaning set forth in the Background.

“JAMS Rules” has the meaning set forth in Section 6.8(a).

“Law” means any statute, law, regulation, ordinance, rule, injunction, order, decree, governmental approval, directive, requirement, or other governmental restriction or any similar form of decision of, or determination by, or any interpretation or administration of any of the foregoing by, any Governmental Authority.

“Legacy OP Units” means units of partnership interest in the OP that represent rights of legacy investors in the OP and that will be reclassified from time to time into OP Units.

“LLH” means Lineage Logistics Holdings, LLC, a Delaware limited liability company.

“LLH Operating Agreement” means the Eighth Amended and Restated Operating Agreement of LLH, dated on or about the date hereof, among LLH and the other persons party thereto from time to time, as amended (or otherwise modified) and in effect from time to time.

“Marchetti Designator” means Kevin Marchetti, or at any time during which Kevin Marchetti is not living, is unable to make decisions due to a physical or mental incapacity, or is under conservatorship, such person as has been designated to act in his place in respect of his interests in the Company pursuant to his estate planning vehicles.

“Marchetti Designee” has the meaning set forth in Section 2.1(f).

“Marchetti Group” means the Marchetti Parties, Kevin Marchetti, his estate planning vehicles, family members and heirs, and each of their respective Controlled Affiliates.

“Marchetti Parties” means Kevin Marchetti and any other entities comprising the Marchetti Group that may from time to time become parties hereto.

“Marchetti Threshold” means a number of Outstanding Interests equal to 1.76% of the total Outstanding Interests outstanding on the Closing Date (as adjusted to reflect the effect of any subsequent securities issued in respect thereof, or in substitution therefor, in connection with any stock split, dividend or combination, or into which it may be converted or exchanged pursuant to any reclassification, recapitalization, merger, consolidation, sale of all or any part of its assets, corporate conversion or other extraordinary transaction of the Company or the OP).

“Negotiation Period” has the meaning set forth in Section 4.1(b).

“Non-Recourse Party” has the meaning set forth in Section 6.15.

“OP” means Lineage OP, LP, a Maryland limited partnership.

“OP Agreement” means the Second Amended and Restated Limited Partnership Agreement of the OP, dated on or about the date hereof, among the Company and the other persons party thereto from time to time, as amended (or otherwise modified) and in effect from time to time.

“OP Units” means the common units of partnership interest in the OP.

“OPEU Units” means common units of limited liability company interest of LLH that are intended to be economically equivalent to, and exchangeable into, OP Units.

“Outstanding Interests” means, collectively, without duplication, the outstanding (i) shares of Common Stock, (ii) OP Units held by Persons other than the Company, and (iii) OPEU Units held by Persons other than the OP, in each case with the following modifications:

(1) For purposes of calculating the number of Outstanding Interests held by either of the Forste Group or the Marchetti Group:

(a) with respect to any shares of Common Stock attributable to either such group by virtue of their direct or indirect equity in BGLH, the number of shares of Common Stock held by either such group shall include the number of shares of Common Stock such group would receive in a total liquidation of BGLH in which all of the Common Stock held by BGLH was distributed in kind to the equity holders of BGLH in full redemption of their BGLH equity, and in turn by such equity holders to their respective indirect equity holders where applicable, in each case including amounts that would be distributed in respect of any profit share payable to any Person upon such redemption;

(b) the number of OP Units held by either such group shall include the number of OP Units such group would receive in a total settlement of all Legacy OP Units, assuming (i) the reclassification of all Legacy OP Units into OP Units in accordance with the terms of the OP Agreement, (ii) each Legacy OP Unit is reclassified into one OP Unit and (iii) the distribution of OP Units in turn by such equity holders to their respective indirect equity holders where applicable, in each case including the amounts that would be reclassified (and, where applicable, distributed) in respect of any profit share payable to any Person upon settlement of the Legacy OP Units and their reclassification into OP Units in accordance with the terms of the OP Agreement; and

(c) the number of OPEU Units held by either such group shall include the number of OPEU Units such group would receive in a distribution of all OPEU Units by their equity holders to their respective indirect equity holders where applicable.

(2) For purposes of calculating the number of Outstanding Interests held by the Stonepeak Entities, with respect to any shares of Common Stock attributable to the Stonepeak Entities by virtue of their equity in BGLH, the number of shares of Common Stock held by the Stonepeak Entities shall include the number of shares of Common Stock the Stonepeak Entities would receive in a total liquidation of BGLH in which all of the Common Stock held by BGLH was distributed in kind to the equity holders of BGLH in full redemption of their BGLH equity, disregarding amounts that would be distributed in respect of any profit share payable to any Person upon such redemption.

(3) For purposes of calculating the number of Outstanding Interests held by the BentallGreenOak Entities, with respect to any shares of Common Stock attributable to the BentallGreenOak Entities by virtue of their equity in BGLH, the number of shares of Common Stock held by the BentallGreenOak Entities shall include the number of shares of Common Stock the BentallGreenOak Entities would receive in a total liquidation of BGLH in which all of the Common Stock held by BGLH was distributed in kind to the equity holders of BGLH in full redemption of their BGLH equity, disregarding amounts that would be distributed in respect of any profit share payable to any Person upon such redemption.

For purposes of this definition, Common Stock, OP Units and OPEU Units shall be treated as having a one-for-one equivalence.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or other form of business organization, whether or not regarded as a legal entity under applicable Law, or any Governmental Authority or any department, agency or political subdivision thereof.

“Pre-IPO Owners” means the BGLH Entities and any Controlled Affiliate thereof that shall become a holder of any Outstanding Interests.

“Request for Arbitration” has the meaning set forth in Section 6.8(a).

“SEC” means the Securities and Exchange Commission.

“Settlement Transaction” has the meaning set forth in Section 2.1(j).

“Stonepeak” means Stonepeak Aspen Holdings LLC, a Delaware limited liability company.

“Stonepeak Designee” has the meaning set forth in Section 2.1(f).

“Stonepeak Entities” means, collectively, (i) Stonepeak, (ii) Stonepeak’s Affiliates that hold BGLH equity or OP Units and (iii) the entities and accounts managed or advised by Stonepeak Partners LP or its Affiliates that hold BGLH equity or OP Units.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which: (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, representatives or trustees thereof is at the time owned or Controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; or (ii) if a limited liability company, partnership, association or other business entity, a majority of the total voting power of stock (or equivalent ownership interest) of the limited liability company, partnership, association or other business entity is at the time owned or Controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or Control the managing member, managing director or other governing body or general partner of such limited liability company, partnership, association or other business entity.

“Tax Deferred Structure” has the meaning set forth in Section 4.1(a).

“Total Number of Directors” means the total number of directors comprising the Board.

1.2 Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party. Unless the context otherwise requires: (a) “or” is disjunctive but not exclusive, (b) words in the singular include the plural, and in the plural include the singular, and (c) the words “hereof”, “herein”, and “hereunder” and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section references are to this Agreement unless otherwise specified.

ARTICLE II.

CORPORATE GOVERNANCE MATTERS

2.1 Election of Directors.

(a) Following the Closing Date, BGLH shall have the right, but not the obligation, to designate, and the individuals nominated for election as Directors by or at the direction of the Board or a duly-authorized committee thereof shall include, a number of individuals such that, following the election of any Directors and taking into account any Director continuing to serve as such without the need for re-election, the number of BGLH Designees (as defined below) serving as Directors of the Company would be equal (if elected) to: (i) if the Pre-IPO Owners collectively Beneficially Own 50% or more of the total Outstanding Interests as of the close of business on the record date for such meeting, the lowest whole number that is greater than 50% of the Total Number of Directors; (ii) if the Pre-IPO Owners collectively Beneficially Own at least 40% (but less than 50%) of the total Outstanding Interests as of the close of business on the record date for such meeting, the lowest whole number that is greater than 40% of the Total Number of Directors; (iii) if the Pre-IPO Owners collectively Beneficially Own at least 30% (but less than 40%) of the total Outstanding Interests as of the close of business on the record date for such meeting, the lowest whole number that is greater than 30% of the Total Number of Directors; (iv) if the Pre-IPO Owners collectively Beneficially Own at least 20% (but less than 30%) of the total Outstanding Interests as of the close of business on the record date for such meeting, the lowest whole number that is greater than 20% of the Total Number of Directors; and (v) if the Pre-IPO Owners collectively Beneficially Own at least 5% (but less than 20%) of the total Outstanding Interests as of the close of business on the record date for such meeting, the lowest whole number that is greater than 10% of the Total Number of Directors.

(b) Following the date BGLH is no longer entitled to designate at least two Directors pursuant to Section 2.1(a), the Forste Designator shall have the right, but not the obligation, to designate, and the individuals nominated for election as Directors by or at the direction of the Board or a duly-authorized committee thereof shall include, one individual if, as of the close of business on the record date for such meeting, the Forste Group collectively Beneficially Owns a number of Outstanding Interests equal to or greater than the Forste Threshold.

(c) Following the date BGLH is no longer entitled to designate at least two Directors pursuant to Section 2.1(a), the Marchetti Designator shall have the right, but not the obligation, to designate, and the individuals nominated for election as Directors by or at the direction of the Board or a duly-authorized committee thereof shall include, one individual if, as of the close of business on the record date for such meeting, the Marchetti Group collectively Beneficially Owns a number of Outstanding Interests equal to or greater than the Marchetti Threshold.

(d) Following the Closing Date, Stonepeak shall have the right, but not the obligation, to designate, and the individuals nominated for election as Directors by or at the direction of the Board or a duly-authorized committee thereof shall include, (i) two individuals if, as of the close of business on the record date for such meeting, the number of Outstanding Interests held by the Stonepeak Entities collectively represent 25% or more of the total number of shares of Common Stock outstanding on such date; and (ii) one individual if, as of the close of business on the record date for such meeting, (x) the number of Outstanding Interests held by the Stonepeak Entities collectively represent at least 10% (but less than 25%) of the total number of shares of Common Stock outstanding on such date or (y) the Stonepeak Entities Beneficially Own any BGLH equity. If at any time Stonepeak has the right to designate two individuals for election as Directors under this Agreement and there are less than two Stonepeak Designees serving on the Board, the Stonepeak Designee serving on the Board shall have in the aggregate the power to cast two votes with respect to any matters presented to the Board.

(e) Following the Closing Date, BentallGreenOak shall have the right, but not the obligation, to designate, and the individuals nominated for election as Directors by or at the direction of the Board or a duly-authorized committee thereof shall include, one individual if, as of the close of business on the record date for such meeting, (x) the number of Outstanding Interests held by the BentallGreenOak Entities collectively represent 10% or more of the total Outstanding Interests or (y) the BentallGreenOak Entities Beneficially Own any BGLH equity.

(f) If at any time BGLH, the Forste Designator, the Marchetti Designator, Stonepeak or BentallGreenOak has designated fewer than the total number of individuals that BGLH, the Forste Designator, the Marchetti Designator, Stonepeak or BentallGreenOak, as applicable, is then entitled to designate pursuant to Section 2.1(a), Section 2.1(b), Section 2.1(c), Section 2.1(d) or Section 2.1(e), as applicable, BGLH, the Forste Designator, the Marchetti Designator, Stonepeak or BentallGreenOak, as applicable, shall have the right, at any time and from time to time, to designate such additional individuals which it is entitled to so designate, in which case, any individuals nominated by or at the direction of the Board or any duly-authorized committee thereof for election as Directors to fill any vacancy on the Board shall include such designees, and the Company shall use its best efforts to (x) effect the election of such additional designees, whether by increasing the size of the Board or otherwise, and (y) cause the election of such additional designees to fill any such newly-created vacancies or to fill any other existing vacancies. Each such individual whom BGLH, the Forste Designator, the Marchetti Designator, Stonepeak or BentallGreenOak shall actually designate pursuant to this Section 2.1 and who is thereafter elected and qualifies to serve as a Director shall be referred to herein as a “BGLH Designee,” “Forste Designee,” “Marchetti Designee,” “Stonepeak Designee” and “BentallGreenOak Designee,” as applicable, and, collectively, the “Investor Designees.”

(g) In the event that a vacancy is created at any time by the death, disability, retirement, removal or resignation of any BGLH Designee, Forste Designee, Marchetti Designee, Stonepeak Designee or BentallGreenOak Designee, any individual nominated by or at the direction of the Board or any duly-authorized committee thereof to fill such vacancy shall be, and the Company shall use its best efforts to cause such vacancy to be filled, as soon as possible, by a new designee of BGLH, the Forste Designator, the Marchetti Designator, Stonepeak or BentallGreenOak, as applicable, and the Company shall take or cause to be taken, to the fullest extent permitted by law, at any time and from time to time, all actions necessary to accomplish the same.

(h) The Company shall, to the fullest extent permitted by law, include in the slate of nominees recommended by the Board at any meeting of stockholders called for the purpose of electing directors (or consent in lieu of meeting), the persons designated pursuant to this Section 2.1 and use its best efforts to cause the election of each such designee to the Board, including nominating each such individual to be elected as a Director as provided herein, recommending such individual’s election and soliciting proxies or consents in favor thereof and otherwise supporting each Investor Designee in a manner no less rigorous and favorable than the manner in which the Company supports any other Director nominee included in the slate of nominees recommended by the Board. In the event that any BGLH Designee, Forste Designee, Marchetti Designee, Stonepeak Designee or BentallGreenOak Designee shall fail to be elected to the Board at any meeting of stockholders called for the purpose of electing directors (or consent in lieu of meeting), each of the Company and BGLH shall use its best efforts to cause such BGLH Designee, Forste Designee, Marchetti Designee, Stonepeak Designee or BentallGreenOak Designee (or a new designee of BGLH, the Forste Designator, the Marchetti Designator, Stonepeak or BentallGreenOak, as applicable), as applicable, to be elected to the Board, as soon as possible, and each of the Company and BGLH shall take or cause to be taken, to the fullest extent permitted by law, at any time and from time to time, all actions necessary to accomplish the same, including, without limitation, actions to effect an increase in the Total Number of Directors (including, in the case of BGLH, by providing any necessary consent pursuant to Section 2.1(i)) and/or filling any vacancy on the Board with such BGLH Designee, Forste Designee, Marchetti Designee, Stonepeak Designee or BentallGreenOak Designee (or a new designee of BGLH, the Forste Designator, the Marchetti Designator, Stonepeak or BentallGreenOak, as applicable), as applicable. For any meeting of stockholders called for the purpose of electing directors (or consent in lieu of meeting), the Board shall not nominate, in the aggregate, a number of nominees greater than the number of members of the Board.

(i) In addition to any vote or consent of the Board or the stockholders of the Company required by applicable Law or the charter or bylaws of the Company, and notwithstanding anything to the contrary in this Agreement, for so long as BGLH is entitled to designate a Director pursuant to Section 2.1(a), any action by the Board to increase or decrease the Total Number of Directors (other than any increase in the Total Number of Directors in connection with the election of one or more directors elected exclusively by the holders of one or more classes or series of the Company’s stock other than Common Stock or pursuant to Section 2.1(h)) shall require the prior written consent of BGLH, delivered in accordance with Section 6.2 of this Agreement.

(j) The Company shall present to the Board for approval any proposed Settlement Transaction between the Company and any of BGLH, the Forste Designator, the Marchetti Designator, any Stonepeak Entity or any BentallGreenOak Entity, for so long as any director nominated by BGLH, the Forste Designator, the Marchetti Designator, Stonepeak or BentallGreenOak (respectively) is serving on the Board, for purposes of exempting such Settlement Transaction under Rule 16b-3 of the Exchange Act to the extent applicable and permitted under Rule 16b-3 of the Exchange Act. For purposes of this Section 2.1(j), “Settlement Transaction” means a transaction pursuant to which the Company or the OP intend to acquire shares of common stock or OP Units held by such entities or persons to provide liquidity in connection with the settlement process coordinated directly or indirectly by BGLH.

2.2 Compensation. Except to the extent BGLH, the Forste Designator, the Marchetti Designator, Stonepeak or BentallGreenOak, as applicable, may otherwise notify the Company, the applicable Investor Designees shall be entitled to compensation consistent with the compensation received by other non-employee Directors, including any fees and equity awards, provided that (x) to the extent any Director compensation is payable in the form of equity awards, at the election of an Investor Designee, in lieu of any equity award, such compensation shall be paid in an amount of cash equal to the value of the equity award as of the date of the award, with any such cash subject to the same vesting terms, if any, as the equity awarded to other Directors and (y) at the election of an Investor Designee, any Director compensation (whether cash or equity awards) shall be paid to an Investor Party or an Affiliate thereof specified by such Investor Designee rather than to such Investor Designee, provided that any such election with respect to equity awards shall be paid to the Investor Party or such Affiliate in the form of cash in lieu of equity. If the Company adopts a policy that Directors own a minimum amount of equity in the Company, Investor Designees shall not be subject to such policy.

2.3 Other Rights of Investor Designees. Except as provided in Section 2.2, each Investor Designee serving on the Board shall be entitled to the same rights and privileges applicable to all other members of the Board generally or to which all such members of the Board are entitled. In furtherance of the foregoing, the Company shall indemnify, exculpate, and reimburse fees and expenses of the Investor Designees (including by entering into an indemnification agreement in a form substantially similar to the Company’s form director indemnification agreement) and provide the Investor Designees with director and officer insurance to the same extent it indemnifies, exculpates, reimburses and provides insurance for the other members of the Board pursuant to the charter and bylaws of the Company, applicable law or otherwise.

2.4 Restrictions on BGLH. BGLH agrees that prior to the termination of this Agreement with respect to the rights and obligations of the Stonepeak Entities or the BentallGreenOak Entities pursuant to Section 2.1, without the prior consent of Stonepeak or BentallGreenOak, respectively, BGLH agrees it will not at any time, nor will it cause or permit any BGLH Entity to, directly or indirectly:

(a) (i) make, or in any way participate in, any “solicitation” of “proxies” (as such terms are used in the proxy rules of the SEC promulgated pursuant to Section 14 of the Exchange Act) to vote any securities of the Company for the election of nominees to the Board other than the Company’s nominees (if the Company’s nominees include the Investor Designees) and the Investor Designees, or deposit any securities of the Company in a voting trust or subject them to a voting agreement, pooling agreement or other agreement of similar effect (other than solely between or among the BGLH Entities or any of their Controlled Affiliates), (ii) seek to advise or influence any Person with respect to the voting of any securities of the Company for the election of a nominee to the Board other than the Company’s nominees (if the Company’s nominees include the Investor Designees) and the Investor Designees, or (iii) grant any proxy with respect to any Common Stock (other than to the Company or a Person specified by the Company in a proxy card provided to stockholders of the Company by or on behalf of the Company) or other equity securities of the Company; or

(b) take (or omit to take) any action that runs contrary to the purposes of this Agreement solely with respect to the rights of the Stonepeak Entities and the BentallGreenOak Entities to designate their respective Investor Designees or the election or other appointment of the Stonepeak Designees and the BentallGreenOak Designee to the Board;

provided, that the restrictions set forth in this Section 2.4 shall not be deemed to restrict any actions taken by any BGLH Designee serving on the Board solely in his or her capacity as a director or any non-public, internal actions taken by any BGLH Entity to prepare any BGLH Designee to act in such capacity.

2.5 Restrictions on BentallGreenOak Designee. The parties to this Agreement agree that any BentallGreenOak Designee elected or appointed to the Board shall not be appointed or serve as (i) the chairperson of the Board or (ii) the chairperson of any committee of the Board or any subcommittee thereof.

ARTICLE III.

INFORMATION; CONFIDENTIALITY

3.1 Books and Records; Access. The Company shall, and shall cause its Subsidiaries to, permit the Investor Parties, other than the D1 Entities, and their respective designated representatives, at reasonable times and upon reasonable prior notice to the Company, to review the books and records of the Company or any of such Subsidiaries and to discuss the affairs, finances and condition of the Company or any of such Subsidiaries with the officers of the Company or any such Subsidiary; provided, however, that the Company shall not be required to disclose any privileged information of the Company so long as the Company has used commercially reasonable efforts to enter into an arrangement pursuant to which it may provide such information to the Investor Entities without the loss of any such privilege.

3.2 Certain Reports. The Company shall deliver or cause to be delivered to the Investor Parties, other than the D1 Entities, at their request:

(a) to the extent otherwise prepared by the Company, operating and capital expenditure budgets and periodic information packages relating to the operations and cash flows of the Company and its Subsidiaries; and

(b) to the extent otherwise prepared by the Company, such other reports and information as may be reasonably requested by the Investor Parties; provided, however, that the Company shall not be required to disclose any privileged information of the Company so long as the Company has used commercially reasonable efforts to enter into an arrangement pursuant to which it may provide such information to the Investor Parties without the loss of any such privilege.

3.3 Confidentiality. Each Investor Party agrees that it will, and will direct its designated representatives to, keep confidential and not disclose any Confidential Information; provided, however, that such Investor Party and its designated representatives may disclose Confidential Information to the other Investor Parties other than the D1 Entities, to the Investor Designees and to (a) its attorneys, accountants, consultants, insurers and other advisors in connection with such Investor Party’s investment in the Company, (b) any Person, including a prospective purchaser of Common Stock, as long as such Person has agreed to maintain the confidentiality of such Confidential Information, (c) any of such Investor Party’s or its respective Affiliates’ partners, members, stockholders, directors, officers, employees or agents in the ordinary course of business (the Persons referenced in clauses (a), (b) and (c), an Investor Party’s “designated representatives”) or (d) as the Company may otherwise consent in writing; provided, further, however, that each Investor Party agrees to be responsible for any breaches of this Section 3.3 by such Investor Party’s designated representatives.

3.4 Information Sharing. Each party hereto acknowledges and agrees that Investor Designees may share any information concerning the Company and its Subsidiaries received by them from or on behalf of the Company or its designated representatives with each Investor Party and its designated representatives (subject to such Investor Party’s obligation to maintain the confidentiality of Confidential Information in accordance with Section 3.3).

ARTICLE IV.

CERTAIN TAX PROTECTIONS

4.1 Tax Protection.

(a) The Company, on its own behalf and in its capacity as the general partner of the OP, and on behalf of each of its Subsidiaries (including LLH) shall use, and shall cause each of its Subsidiaries (including the OP and LLH) to use, commercially reasonable efforts to (i) structure any Exit Transaction in a manner that is tax-deferred to the Forste Parties and the Marchetti Parties, does not cause such parties to recognize gain for federal income tax purposes, and provides for substantially similar tax protections after the Exit Transaction as contained in this Article IV (herein, a “Tax Deferred Structure”), and (ii) cause the OP or its Subsidiaries to continuously maintain sufficient levels of indebtedness that are allocable for federal income tax purposes to the Forste Parties and the Marchetti Parties to prevent such parties from recognizing taxable income or gain as a result of any “negative tax capital account” or insufficient debt allocation to such parties; provided that such amount of indebtedness shall not be required to exceed the amount of indebtedness allocable to the Forste Parties and the Marchetti Parties (in the aggregate) immediately following the contribution of the net proceeds of and the transactions related to the IPO (the “Debt Maintenance Obligation”); provided, however, that the Debt Maintenance Obligation shall not be deemed to have been violated to the extent that such obligation is not satisfied as a result of (a) any change in law, rule, or regulation (including any notice, ruling or other guidance of the U.S. Internal Revenue Service, or any court decision) after the date of this Agreement, provided, however, that the Company will work together in good faith with the Forste Parties and Marchetti Parties to satisfy the Debt Maintenance Obligation to the extent possible under applicable law, or (b) the failure of any guarantee set forth in Section 4.1(c) to be effective (or to the extent such guarantee is ineffective) in allocating indebtedness to the Forste Parties and/or the Marchetti Parties, as applicable. In addition, if as a result of a condemnations, casualties or foreclosures of any property owned by any member of the Company Group, the Company Group has insufficient indebtedness to satisfy the Debt Maintenance Obligation (taking into account all indebtedness of the Company Group), nothing contained herein shall require the Company Group to incur other indebtedness solely to satisfy the Debt Maintenance Obligation.

(b) Prior to entering into any definitive agreements to consummate an Exit Transaction, the Company shall notify the Forste Parties and the Marchetti Parties thereof in writing, which notice shall set forth the material terms of such proposed Exit Transaction, and if requested by either the Forste Parties or the Marchetti Parties, or both, the Company, the OP and its Subsidiaries (including LLH) and any counterparty(ies) to such proposed Exit Transaction, on the one hand, and the Forste Parties or the Marchetti Parties, or both, as applicable, on the other hand, shall thereafter and prior to entering into any such definitive agreements, negotiate in good faith for a Tax Deferred Structure for such proposed Exit Transaction that is reasonably acceptable to each of the Forste Parties and the Marchetti Parties; provided, however, that to the extent the Exit Transaction involves the taxable sale of all of the Company’s assets, the Company shall not be required to accept the terms of a Tax Deferred Structure proposed by the Forste Parties or the Marchetti Parties in such Exit Transaction with respect to their stock in the Company (but not their interests in the OP or its Subsidiaries) to the extent the terms of the proposed Tax Deferred Structure would have a material adverse impact on the economics that the Company’s stockholders (other than the Forste Parties and the Marchetti Parties) would receive absent such Tax Deferred Structure. Notwithstanding the forgoing, if the parties are unable come to a resolution after forty-five (45) days of good faith negotiation (the “Negotiation Period”) following the provision of written notice pursuant to the first sentence of this Section 4.1(b), the Forste Parties and the Marchetti Parties shall defer to the Company’s recommended Tax Deferred Structure for any such proposed Exit Transaction, and none of the Company, the OP or its Subsidiaries (including LLH) shall have any further liability under Section 4.1(c)(i); provided, however, that if the terms of such proposed Exit Transaction are changed, modified or supplemented in any material respect that affects the tax structure or tax treatment of the Forste Parties or the Marchetti Parties following the provision of written notice pursuant to the first sentence of this Section 4.1(b), the Company shall notify the Forste Parties and the Marchetti Parties thereof in writing, which notice shall set forth the material terms of such change, modification or supplement and the Negotiation Period shall be extended by an additional thirty (30) days from the date of such notice. Notwithstanding anything to the contrary set forth herein, (i) to the extent the Company otherwise satisfies the requirements of Section 4.1(a) and 4.1(b), (ii) the Forste Parties or the Marchetti Parties, as applicable, are offered a Tax Deferred Structure in an Exit Transaction, and (iii) the Forste Parties or the Marchetti Parties, as the case may be, do not elect to participate in such offered Tax Deferred Structure, the Company shall be deemed to have satisfied its obligations in Section 4.1(a)(i) and this Section 4.1(b) with respect to the applicable parties that did not elect to participate in such offered Tax Deferred Structure.

(c) In connection with the Debt Maintenance Obligation, to the extent the Company or the OP believes that under applicable federal income tax rules an insufficient amount of indebtedness may be allocated to the Forste Parties or the Marchetti Parties to avoid the recognition of income or gain absent a guarantee of such indebtedness by such party, the Company shall, and shall cause the OP and its Subsidiaries to, provide (i) written notice thereof, which notice shall be provided not less than forty-five (45) days of the date that the Company or the OP believes that the amount of such indebtedness shall become insufficient, and (ii) each of the Forste Parties and the Marchetti Parties with the opportunity to execute a guaranty of one or more indebtedness of the OP or its Subsidiaries within such forty-five (45) day period in the form (based on the good faith advice of counsel to the Forste Parties and/or the Marchetti Parties (as applicable) and the relevant U.S. federal income tax law, including applicable Treasury Regulations) and in an amount reasonably necessary to cause each of the Forste Parties and the

Marchetti Parties, as applicable, to be allocated indebtedness under applicable U.S. federal income tax law at least equal to the Debt Maintenance Obligation. Any indebtedness offered for guarantee must be indebtedness with respect to which the lender permits a guaranty, must be secured by real property or other assets owned directly or indirectly by the OP and must be otherwise reasonably acceptable to each of the Forste Parties and the Marchetti Parties. For the avoidance of doubt, the Company and the OP (including their Subsidiaries) will be deemed to have satisfied the Debt Maintenance Obligation with respect to the Forste Parties or the Marchetti Parties to the extent that they comply with this Section 4.1(c), notwithstanding that the Forste Parties or the Marchetti Parties, as applicable, elect to not enter into the guarantees described herein.

(d) Notwithstanding anything to the contrary, the rights granted to the Forste Parties and the Marchetti Parties under this Article IV shall survive (i) with respect to the Forste Parties until such time as (A) the Forste Parties have disposed of (to Persons other than other Forste Parties) more than sixty percent (60%) of their aggregate direct and indirect equity interests in the Company and its Subsidiaries held as of the date hereof (calculated now and in the future assuming all profits interests are settled in the number of shares, units or other equity interests of the applicable entity the Forste Parties would be entitled to upon a liquidation of the Company and its Subsidiaries as of the applicable date of determination at the then current fair market value of the Company and its Subsidiaries as of such date), or (B) the Forste Parties obtain a fair market value adjusted tax basis in their direct and indirect equity interests in the Company and its Subsidiaries as a result of the death of Adam Forste, and (ii) with respect to the Marchetti Parties until such time as (A) the Marchetti Parties have disposed of (to Persons other than other Marchetti Parties) more than sixty percent (60%) of their aggregate direct and indirect equity interests in the Company and its Subsidiaries held as of the date hereof (calculated now and in the future assuming all profits interests are settled in the number of shares, units or other equity interests of the applicable entity the Marchetti Parties would be entitled to upon a liquidation of the Company and its Subsidiaries as of the applicable date of determination at the then current fair market value of the Company and its Subsidiaries as of such date), or (B) the Marchetti Parties obtain a fair market value adjusted tax basis in their direct and indirect equity interests in the Company and its Subsidiaries as a result of the death of Kevin Marchetti.

ARTICLE V.

CONSENT RIGHT

5.1 Domestically Controlled Status. The taking of any action with the purpose of, or that would have the effect of, discontinuing the qualification of the Company as a Domestically Controlled Qualified Investment Entity during the period ending on the third anniversary of the Closing Date shall require the consent of each of Stonepeak, D1 Capital and BentallGreenOak; provided that the consent of Stonepeak, D1 Capital or BentallGreenOak, as applicable, shall only be required during such time that the Stonepeak Entities, the D1 Entities or the BentallGreenOak Entities, as applicable, are entitled to receive shares of Common Stock upon a distribution in kind to the owners of BGLH in redemption of the their BGLH equity.

ARTICLE VI.

GENERAL PROVISIONS

6.1 Termination. This Agreement shall terminate with respect to the rights and obligations of the BGLH Entities hereunder on the earlier to occur of (i) such time as BGLH is no longer entitled to designate a Director pursuant to Section 2.1(a) and (ii) the delivery of a written notice by BGLH to the Company requesting that this Agreement terminate with respect to its rights and obligations hereunder. Subject to Article IV (which shall survive in accordance with its terms), this Agreement shall terminate with respect to the rights and obligations of the Forste Group hereunder on the earlier to occur of (i) such time as the Forste Designator is no longer entitled to designate a Director pursuant to Section 2.1(b) and (ii) the delivery of a written notice by the Forste Designator to the Company requesting that this Agreement terminate with respect to its rights and obligations hereunder. Subject to Article IV (which shall survive in accordance with its terms), this Agreement shall terminate with respect to the rights and obligations of the Marchetti Group hereunder on the earlier to occur of (i) such time as the Marchetti Designator is no longer entitled to designate a Director pursuant to Section 2.1(c) and (ii) the delivery of a written notice by the Marchetti Designator to the Company requesting that this Agreement terminate with respect to its rights and obligations hereunder. This Agreement shall terminate with respect to the rights and obligations of the Stonepeak Entities hereunder on the earlier to occur of (i) such time as Stonepeak is no longer entitled to designate a Director pursuant to Section 2.1(d) and (ii) the delivery of a written notice by Stonepeak to the Company requesting that this Agreement terminate with respect to its rights and obligations hereunder. This Agreement shall terminate with respect to the rights and obligations of the D1 Entities hereunder on the earlier to occur of (i) such time as the D1 Entities cease to Beneficially Own any BGLH equity and (ii) the delivery of a written notice by D1 Capital to the Company requesting that this Agreement terminate with respect to its rights and obligations hereunder. This Agreement shall terminate with respect to the rights and obligations of the BentallGreenOak Entities hereunder on the earlier to occur of (i) such time as BentallGreenOak is no longer entitled to designate a Director pursuant to Section 2.1(e) and (ii) the delivery of a written notice by BentallGreenOak to the Company requesting that this Agreement terminate with respect to its rights and obligations hereunder.

6.2 Notices. Any notice, designation, request, request for consent or consent provided for in this Agreement shall be in writing and shall be either personally delivered, sent by e-mail or other electronic communication or sent by reputable overnight courier service (charges prepaid) to the Company at the address set forth below and to any other recipient at the address indicated on the Company’s records, or at such address or to the attention of such other Person as the recipient party has specified by prior written notice to the sending party. Notices and other such documents will be deemed to have been given or made hereunder when delivered personally, sent by e-mail or other electronic communication (receipt confirmed), and one (1) Business Day after deposit with a reputable overnight courier service.

If to the Company:

Lineage, Inc.

46500 Humboldt Drive

Novi, Michigan 48377

Attention: Legal Department

E-mail:

with a copy (which shall not constitute notice) to:

Latham & Watkins LLP

355 South Grand Avenue

Los Angeles, California 90071

Attention: Julian Kleindorfer; Lewis Kneib

E-mail:

If to the BGLH Entities:

Bay Grove Capital Group, LLC

801 Montgomery Street, Floor 5

San Francisco, California 94133

Attention: Adam Forste; Kevin Marchetti

E-mail:

with a copy (which shall not constitute notice) to:

Latham & Watkins LLP

12670 High Bluff Drive

San Diego, California 92130

Attention: Nadia Sager; Amber Franklin; Lexi Santa Ana

E-mail:

If to the Forste Group:

Bay Grove Capital Group, LLC

801 Montgomery Street, Floor 5

San Francisco, California 94133

Attention: Adam Forste

E-mail:

with a copy (which shall not constitute notice) to:

Latham & Watkins LLP

12670 High Bluff Drive

San Diego, California 92130

Attention: Nadia Sager; Amber Franklin; Lexi Santa Ana

E-mail:

If to the Marchetti Group:

Bay Grove Capital Group, LLC

801 Montgomery Street, Floor 5

San Francisco, California 94133

Attention: Kevin Marchetti

E-mail:

with a copy (which shall not constitute notice) to:

Latham & Watkins LLP

12670 High Bluff Drive

San Diego, California 92130

Attention: Nadia Sager; Amber Franklin; Lexi Santa Ana

E-mail:

If to the Stonepeak Entities:

Stonepeak Aspen Holdings I-V LLC

55 Hudson Yards

550 W. 34th St. 48th Fl

New York, NY 10001

Attention: Stonepeak

E-mail:

with a copy (which shall not constitute notice) to:

Sidley Austin LLP

2021 McKinney Ave #2000

Dallas, TX 75201

Attention: Ryan M. Scofield; George Vlahakos

E-mail:

If to the D1 Entities:

D1 Capital Partners LP

9 West 57th Street, 36th Floor

New York, New York 10019

Attention: General Counsel

E-mail:

with a copy (which shall not constitute notice) to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, NY 10019-6064

Attention: Raphael M. Russo; Edward T. Ackerman

E-mail:

If to the BentallGreenOak Entities:

BGO Cold Storage Holdings II, LP

399 Park Avenue, 18th Floor

New York, New York 10022

Attention: Matt Cervino

E-mail:

with a copy (which shall not constitute notice) to:

Fried, Frank, Harris, Shriver & Jacobson LLP

One New York Plaza

New York, New York 10004

Attention: Mark Hayek; Andrew Colosimo

E-mail:

6.3 Amendment; Waiver. This Agreement may be amended, supplemented, or otherwise modified only by a written instrument executed by the Company and the other parties hereto. Neither the failure nor delay on the part of any party hereto to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

6.4 Further Assurances. The parties hereto will sign such further documents, cause such meetings to be held, resolutions passed, exercise their votes and do and perform and cause to be done such further acts and things necessary, proper or advisable in order to give full effect to this Agreement and every provision hereof. To the fullest extent permitted by law, the Company shall not directly or indirectly take any action that is intended to, or would reasonably be expected to result in, any Investor Party being deprived of the rights contemplated by this Agreement.

6.5 Assignment. This Agreement may not be assigned without the express prior written consent of the other parties hereto, and any attempted assignment, without such consents, will be null and void; provided, however, that, without the prior written consent of any other party hereto, an Investor Party may assign its rights and obligations under this Agreement, in whole or in part, to any Affiliate, so long as such Affiliate, if not already a party to this Agreement, executes and delivers to the Company a joinder to this Agreement evidencing its agreement to be become a party to and to be bound by this Agreement as an Investor Party hereunder, whereupon such Affiliate shall be deemed an “Investor Party” hereunder. This Agreement will inure to the benefit of and be binding on the parties hereto and their respective successors and permitted assigns.

6.6 Third Parties. Except as provided for in Article II, Article III, Article IV, Article V and Article VI with respect to any Investor Party and its Affiliates and their respective successors and permitted assigns, this Agreement does not create any rights, claims or benefits inuring to any person that is not a party hereto nor create or establish any third-party beneficiary hereto.

6.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland, without regard to principles of conflicts of laws thereof.

6.8 Disputes.

(a) Except as otherwise specifically provided in this Agreement, any and all disputes, controversies or claims arising out of, relating to or in connection with this Agreement, including, without limitation, any dispute regarding its arbitrability, validity or termination, or the performance or breach thereof, shall be exclusively and finally settled by arbitration in Baltimore, Maryland administered by JAMS pursuant to its Comprehensive Arbitration Rules and Procedures (the “JAMS Rules”), unless otherwise specifically modified by the terms of this Agreement. Any party to this Agreement may initiate arbitration by notice (a “Request for Arbitration”) to any other party (each party, an “Arbitration Party”). The place of the arbitration shall be Baltimore, Maryland. The arbitration shall be conducted by a single arbitrator jointly chosen by the Arbitration Parties. To the extent that the Arbitration Parties fail to agree to an arbitrator within fifteen (15) days after delivery of the Request for Arbitration, the arbitrator shall be chosen using Rule 15 of the JAMS Rules. Any individual will be qualified to serve as an arbitrator if he or she shall be an individual who (i) has no personal relationship with any of the parties to this Agreement, (ii) has no direct business relationship with any of the parties to this Agreement, (iii) has no material indirect business relationship with any of the parties to this Agreement and (iv) who has at least twenty (20) years of experience in the practice of law with significant experience in each of corporate law, securities law, capital markets and corporate finance matters.

(b) The arbitrator will apply the substantive law (and the law of remedies, if applicable) of the State of Maryland without reference to its internal conflicts of laws principles, and will be without power to apply any different substantive law. The arbitrator will render an award and a written opinion in support thereof. Such award shall include the costs related to the arbitration and reasonable attorneys’ fees and expenses to the prevailing party. The arbitrator also has the authority to grant provisional remedies, including injunctive relief, and to award specific performance. The arbitrator may entertain a motion to dismiss and/or a motion for summary judgment by any party, applying the standards governing such motions under the Federal Rules of Civil Procedure, and may rule upon any claim or counterclaim, or any portion thereof (a “Claim”), without holding an evidentiary hearing, if, after affording the parties an opportunity to present written submission and documentary evidence, the arbitrator concludes that there is no material issue of fact and that the Claim may be determined as a matter of law. The parties waive, to the fullest extent permitted by law, any rights to appeal, or to review of, any arbitrator’s award by any court. The arbitrator’s award shall be final and binding, and judgment on the award may be entered in any court of competent jurisdiction, including the courts of Maryland. Notwithstanding the foregoing, any party to this Agreement may seek injunctive relief, specific performance, or other equitable remedies from a court of competent jurisdiction without first pursuing resolution of the dispute as provided above. Each party to this Agreement irrevocably submits to the non-exclusive jurisdiction and venue in the courts of the State of Maryland and of the United States sitting in Maryland in connection with any such proceeding and any proceeding to enforce, confirm, or vacate any arbitration award, and waives any objection based on forum non conveniens. In any such judicial proceeding, the parties agree that in addition to any method for the service of process permitted or required by such courts, to the fullest extent permitted by law, service of process may be made by delivery provided pursuant to the directions in Section 6.2. EACH PARTY TO THIS AGREEMENT IRREVOCABLY WAIVES SUCH PARTY’S RIGHT TO A TRIAL BY JURY IN CONNECTION WITH ANY ACTION TO ENFORCE AN ARBITRATOR’S DECISION OR AWARD PURSUANT TO SECTION 6.8(a) OF THIS AGREEMENT.

(c) The Arbitration Parties agree to maintain confidentiality as to all aspects of the arbitration, except as may be required by applicable law, regulations or court order, or to maintain or satisfy any suitability requirements for any license by any state, federal or other regulatory authority or body, including professional societies and organizations; provided, however, that nothing herein shall prevent a party from disclosing information regarding the arbitration for purposes of enforcing or vacating the award. In any court filings to enforce, confirm, or vacate the award, however, the Arbitration Party seeking to use any confidential information from the arbitration shall take all necessary steps to file or lodge such material under seal and provide the other Arbitration Party an opportunity to seal any such information. The Arbitration Parties further agree to obtain the arbitrator’s agreement to preserve the confidentiality of the arbitration.

6.9 Specific Performance. Each party hereto acknowledges and agrees that in the event of any breach of this Agreement by any of them, the other parties hereto would be irreparably harmed and could not be made whole by monetary damages. Each party accordingly agrees to waive the defense in any action for specific performance that a remedy at law would be adequate and agrees that the parties, in addition to any other remedy to which they may be entitled at law or in equity, shall be entitled to specific performance of this Agreement without the posting of bond.

6.10 Entire Agreement. This Agreement, together with the charter and bylaws of the Company, sets forth the entire understanding of the parties hereto with respect to the subject matter hereof. There are no agreements, representations, warranties, covenants or understandings with respect to the subject matter hereof or thereof other than those expressly set forth herein and therein. This Agreement supersedes all other prior agreements and understandings between the parties with respect to such subject matter.

6.11 Severability. If any provision of this Agreement, or the application of such provision to any Person or circumstance or in any jurisdiction, shall be held to be invalid or unenforceable to any extent, (i) the remainder of this Agreement shall not be affected thereby, and each other provision hereof shall be valid and enforceable to the fullest extent permitted by law, (ii) as to such Person or circumstance or in such jurisdiction such provision shall be reformed to be valid and enforceable to the fullest extent permitted by law and (iii) the application of such provision to other Persons or circumstances or in other jurisdictions shall not be affected thereby.

6.12 Table of Contents, Headings and Captions. The table of contents, headings, subheadings and captions contained in this Agreement are included for convenience of reference only, and in no way define, limit or describe the scope of this Agreement or the intent of any provision hereof.

6.13 Counterparts. This Agreement and any amendment hereto may be signed in any number of separate counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one Agreement (or amendment, as applicable).

6.14 Effectiveness. This Agreement shall become effective upon the Closing Date.

6.15 No Recourse. This Agreement may only be enforced against, and any claims or cause of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement, the transactions contemplated hereby or the subject matter hereof may only be made against the parties hereto and no past, present or future Affiliate, director, officer, employee, incorporator, member, manager, partner, stockholder, agent, attorney or representative of any party hereto or any past, present or future Affiliate, director, officer, employee, incorporator, member, manager, partner, stockholder, agent, attorney or representative of any of the foregoing (each, a “Non-Recourse Party”) shall have any liability for any obligations or liabilities of the parties to this Agreement or for any claim based on, in respect of, or by reason of, the transactions contemplated hereby. Without limiting the rights of any party against the other parties hereto, in no event shall any party or any of its Affiliates seek to enforce this Agreement against, make any claims for breach of this Agreement against, or seek to recover monetary damages from, any Non-Recourse Party.

6.16 Tax Gross Up. Any damages, costs or expenses payable by the Company Group pursuant to this Agreement, other than with respect to Article IV, shall not include any U.S. federal, state, local or other income or other taxes paid or payable by the recipient of amounts paid or payable by the Company Group to such recipient pursuant to this Agreement

[Remainder Of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

LINEAGE, INC.

By:
Name:
Its:

BG LINEAGE HOLDINGS, LLC

By:
Name:
Its:

ADAM FORSTE

KEVIN MARCHETTI

STONEPEAK

Stonepeak Aspen Holdings LLC

By:
Name:
Its:

D1 CAPITAL

D1 Master Holdco II LLC

By:
Name:
Its:

BENTALLGREENOAK

BGO Cold Storage Holdings II, LP

By:
Name:
Its: